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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2003 Employee Stock Option Plan of Polymer Group, Inc. of our report dated February 23, 2004, with respect to the consolidated financial statements and schedule of Polymer Group, Inc included in its Annual Report (Form 10-K) for the year ended January 3, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Greenville, South Carolina
December 10, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM